EXHIBIT 23.2
                          CONSENT OF ERNST & YOUNG LLP





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                                  Exhibit 23.2

                        Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Incentive and Nonqualified Stock Option Plan for Management Employees of Buckeye Cellulose Corporation of our report dated August 8, 1996, except for Note 16, as to which the date is September 1, 1996, with respect to the consolidated financial statements and schedule of Buckeye Cellulose Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1996.



                                              Ernst & Young LLP


Memphis, Tennessee
December 17, 1996

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